SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):  September 4, 1996.

                                RENTECH, INC.
              (Exact name of registrant as specified in charter)

 Colorado                            0-19260                   84-0957421
 (State or other jurisdiction        Commission             I.R.S. Employer
 of incorporation or                 File No.             Identification No.
 organization)

 1331 17th Street, Suite 720, Denver, Colorado                      80202
 (Address of principal executive offices)                        (Zip Code)

 Registrant's telephone number, including area code:  (303) 298-8008

 Item 5.  Other Events

     Rentech, Inc. (the Company) has completed a private placement of its 10% promissory notes that are convertible into shares of its common stock. The Company received net proceeds of $723,000 after fees and expenses of the offering.

      The notes bear interest at 10% per annum, and all principal and interest is due two years from August 1, 1996. During that time, holders may convert the outstanding balances of this note, including accrued interest, into restricted common stock of the Company at $.20 per share. Note holders who convert their notes into common stock are entitled, upon conversion, to a stock purchase warrant for purchase of the same number of shares of common stock that they received upon conversion. Shares subject to a stock purchase warrant may be purchased for one year from the date of conversion of the note at a purchase price of $.25 per share.

      The Company is obligated to use its best efforts, one time only, to cause all shares of its common stock acquired upon conversion of the notes to be registered under the Securities Act of 1933, as amended, provided a majority of holders of the common stock issued upon conversion so request in writing within 20 days following the Company's notice of intent to file a registration statement. The Company expects to file such a registration statement in the near future. The Company expects that the net proceeds of the private placement will enable it to continue operations through the first quarter of 1997, at which time, if the Company is unsuccessful in its efforts to create revenue necessary to provide for ongoing expenses and to broaden its business base, the Company expects to suspend the expense side of its operations to assure its Nasdaq listing on the Small Cap Market and company liquidity. In such event, the Company will function on a reduced basis until licensing fees and design contract payments expected in 1997 and thereafter are collected from the gas conversion licensee and the Company is able to acquire or merge its entity with another public organization.

      If all the notes are converted, the Company would issue 3,935,000 shares of common stock and discharge principal indebtedness on the notes of $773,270. If all the stock purchase warrants are exercised, which the Company does not expect, the Company would receive approximately $1,200,000 and issue an additional 3,935,000 shares of common stock. There are no assurances that the notes will be converted or that stock purchase warrants issued upon any conversion will be exercised.

      The Company has also discharged its deferred officer salaries and past due accounts payable through a combination of cash payments and private placements of its common stock to its officers, directors, and other accredited suppliers. The common stock was acquired on the same basis, price and terms as for the convertible promissory notes, including stock purchase warrants. The Company will issue 1,174,822 shares of common stock for discharge of the indebtedness. The related stock purchase warrants are for purchase of 1,000,574 shares of common stock.

                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 RENTECH, INC.


 Date:  September 5, 1996     By:   (signature)
                                 ----------------------------------
                                 Dennis L. Yakobson, President